Exhibit 10.1

Penn Virginia Corporation

2016 Management Incentive Plan

1. Purpose. The purpose of the Penn Virginia Corporation 2016 Management Incentive Plan is to further align the interests of participants with those of the shareholders by providing incentive compensation opportunities tied to the performance of the Common Stock (as defined below) and by promoting increased ownership of the Common Stock by such individuals. The Plan is also intended to advance the interests of the Company and its shareholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent, as part of a management equity plan designed to comply with Regulation D or Rule 701, as applicable, promulgated under the Securities Act.

2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Affiliate” shall mean any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (within the meaning of the Exchange Act).

“Award” means an award of a Stock Option, Restricted Stock Award, Restricted Stock Unit Award, or Other Award granted under the Plan.

“Award Agreement” means an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant, as provided in Section 12.1 hereof.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning set forth in Section 10.2(b) hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended, together with the applicable regulations thereunder.

“Committee” means the Compensation and Benefits Committee of the Board, or such other committee of the Board appointed by the Board to administer the Plan, or the full Board if no such committee is appointed.

“Common Stock” means the common stock of the Company (par value $.01 per share).

“Company” means Penn Virginia Corporation and any successor thereto.

“Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

“Effective Date” means October 4, 2016.

“Eligible Person” means any person who is an employee, director, or consultant of the Company or any of its Subsidiaries.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock means, as of a particular date, the fair market value of such share as reasonably determined by the Committee in its good-faith discretion, and to the extent deemed appropriate by the Committee, based upon a recent transaction price per share or third-party valuation of the Common Stock and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code; provided that, following the listing of the Common Stock on a nationally-recognized securities exchange, the “Fair Market Value” shall be the closing trading price of a share of Common Stock on that date.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code.

“IPO” means the first underwritten public offering of the Common Stock covering the offer and sale of Common Stock for the account of the Company underwritten by a reputable nationally recognized underwriter pursuant to which the Common Stock will be quoted or listed on a nationally-recognized securities exchange.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Other Award” means any right granted pursuant to Section 9 hereof which is (i) not an Award described in Sections 6 through 8 hereof and (ii) an Award of Common Stock or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock (including, without limitation, securities convertible into Common Stock), as deemed by the Committee to be consistent with the purposes of the Plan.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Person” means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, trust, joint venture or other legal entity, or a governmental agency or political subdivision thereof.

“Plan” means the Penn Virginia Corporation 2016 Management Incentive Plan as set forth herein, effective as provided in Section 14.1 hereof and as may be amended and/or restated from time to time.

“Qualified Liquidity Event” or “QLE” means the consummation of a transaction or series of related transactions in which either:

(a)	one Person (or more than one Person acting as a group) acquires beneficial ownership of stock of the Company that, together with the stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

(b)	a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(c)	one Person (or more than one Person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 7 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit Award” means a grant of a right to receive shares of Common Stock (or other consideration based on the value of shares of Common Stock) to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, as are set forth in the Plan and the applicable Award Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Service” means a Participant’s service as an employee, director, consultant of the Company or any of its Subsidiaries, as applicable.

“Stock Option” means a grant to an Eligible Person under Section 6 hereof of an option to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other Affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3. Administration.

3.1 Committee Members. The Plan shall be administered by the Committee. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of applicable law and such other limitations as the Committee shall determine. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s proper delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number and type of shares or units subject to each Award, the purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (1) not materially adverse to the Participant to whom such Award was granted, (2) consented to by such Participant or (3) authorized by Section 4.2 hereof; provided, however, no such action shall permit the term of any Stock Option to be greater than 10 years from its grant date. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as the Committee may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3 Liability & Indemnification. The Committee or its designee shall not be liable for any action or determination made in good faith with respect to the Plan or any Award issued hereunder. The Company will indemnify and defend the Committee or its designee to the maximum extent permitted by law for all actions taken on behalf of the Company with respect to the Plan.

4. Shares Subject to the Plan.

4.1 Number of Shares Reserved. Subject to adjustment pursuant to Section 4.2 hereof, the aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be 749,600; provided that the aggregate number of shares of Common Stock with respect to which Incentive Stock Options may be granted shall be 749,600.

4.2 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary cash or stock dividend, stock split, reverse stock split, or other distribution or payment with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off, or other similar corporate change, or any other change affecting the Common Stock the Committee shall, in the manner and to the extent it considers in good faith to be equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the number and kind of shares or units subject to Awards under the Plan pursuant to Section 4.1 hereof, (ii) the number and kind of shares of Common Stock or other rights (including, without limitation, cancellation of the awards in exchange for a cash payment or awarding cash payments to holders of such Awards) subject to then outstanding Awards, (iii) the exercise price or base price for each share or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event or change. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code, and (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

4.3 Availability of Certain Shares. Any shares of Common Stock covered by an Award granted under the Plan shall not be counted unless and until they are actually issued and delivered to a Participant and, therefore, the total number of shares of Common Stock available under the Plan as of a given date shall not be reduced by shares of Common Stock relating to prior Awards that (in whole or in part) have expired or have been forfeited or cancelled, and upon payment in cash of the benefit provided by any Award, any shares of Common Stock that were covered by such Award will be available for issue hereunder. For the avoidance of doubt, the following shares of Common Stock shall again be made available for delivery to Participants under the Plan: (A) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Stock Option, (B) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Award, (C) shares of Common Stock repurchased by the Company using proceeds realized by the Company in connection with a Participant’s exercise of a Stock Option, and (D) Shares of Common Stock purchased by Participants for Fair Market Value.

5. Eligibility and Awards. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock subject to Awards to be granted and the terms and conditions of such Awards consistent with the terms of the Plan. In selecting Eligible Persons to be Participants, and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

6. Stock Options.

6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 100% of the Fair Market Value of the shares of Common Stock on the Date of Grant. The Committee may, in its discretion, specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant.

6.3 Vesting of Stock Options. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant, on the attainment of specified performance goals or on such other terms and conditions as approved by the Committee in its discretion. The vesting and exercisability of a Stock Option may be accelerated by, and may be dependent upon, in whole or in part, the occurrence of a Qualified Liquidity Event.

6.4 Term of Stock Options. The Committee shall, in its discretion, prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided, however, that the maximum term of a Stock Option shall be ten years from the Date of Grant. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary.

6.5 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement, a vested Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefore, provided that arrangements satisfactory to the Company have been made with respect to any applicable withholding tax, pursuant to Section 13.4 hereof. Payment of the exercise price shall be made in one or more of the following forms of payment at the election of the Participant: (i) in cash or by cash equivalent acceptable to the Committee, (ii) to the extent permitted by the Committee in its discretion, in shares of Common Stock, valued at the Fair Market Value of such shares on the date of exercise, (iii) to the extent permitted by the Committee in its discretion, by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Stock Option with a Fair Market Value equal to the aggregate exercise price of such Stock Option at the time of exercise, (iv) by a combination of the foregoing methods, or (v) by such other method as may be approved by the Committee or set forth in the Award Agreement.

6.6 Additional Rules for Incentive Stock Options.

a) Eligibility. An Incentive Stock Option may be granted only to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-7(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking stock options into account in the order in which they were granted.

c) Termination of Employment. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than three months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

d) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

e) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

7. Restricted Stock Awards.

7.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the

Participant of a specified purchase price in connection with any Restricted Stock Award. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the Restricted Stock Award.

7.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant, on the attainment of specified performance goals or on such other terms and conditions as approved by the Committee in its discretion. The vesting of a Restricted Stock Award may be accelerated by, and may be dependent upon, in whole or in part, the occurrence of a Qualified Liquidity Event.

7.3 Rights as Shareholder. Subject to the foregoing provisions of the Plan and the applicable Award Agreement, unless otherwise prohibited by applicable law or determined by the Committee, the Participant shall have the rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including but not limited to the right to vote the shares and receive all dividends in respect of shares and other distributions paid or made with respect thereto. Any Common Stock or other securities or payments received or payable as a dividend, distribution or otherwise will be subject to the same restrictions as the underlying Restricted Stock Award.

7.4 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall reasonably promptly provide a copy to the Company. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

8. Restricted Stock Unit Awards.

8.1 Grant of Restricted Stock Unit Awards. A Restricted Stock Unit Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Unit Award.

8.2 Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock or their cash equivalent, any combination thereof, or in any other form of consideration, as determined by the Committee and contained in the Award Agreement.

8.3 Vesting Requirements. The restrictions or conditions imposed on shares granted under a Restricted Stock Unit Award shall lapse in accordance with the vesting requirements specified by the Committee in the applicable Award Agreement. The requirements for vesting of a Restricted Stock Unit Award may be based on the continued Service of the Participant, on the attainment of specified performance goals or on such other terms and conditions as approved by the Committee in its discretion. The vesting and/or settlement of a Restricted Stock Unit Award may be accelerated by, and may be dependent upon, in whole or in part, the occurrence of a Qualified Liquidity Event. At the time of the grant of a Restricted Stock Unit Award, the

Committee, as it deems appropriate, may impose such restrictions or conditions that delay the settlement of a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award, subject to Section 409A of the Code.

8.4 No Rights as Shareholder. Unless and until shares of Common Stock underlying a Restricted Stock Unit Award are actually delivered to the Participant upon settlement of the Restricted Stock Unit Award, the Participant shall have no rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Unit Award, including but not limited to the right to vote the shares or receive dividends or other distributions or amounts accrued, paid or made with respect thereto.

8.5 Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Committee and contained in the applicable Award Agreement. At the sole discretion of the Committee, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Committee. Any such dividend equivalents (including but not limited to any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents) will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate, including, without limitation, with respect to the vesting and settlement thereof.

9. Other Awards. An Other Award may be granted to any Eligible Person selected by the Committee. Subject to the terms of the Plan, the Committee will determine the terms and conditions of any such Other Award, including but not limited to the price, if any, at which securities may be purchased pursuant to any Other Award granted under the Plan, and any applicable vesting, settlement and payment terms.

10. Forfeiture Events.

10.1 General. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment (including, without limitation, repayment to the Company of any gain related to the Award), or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee, upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of the Participant’s Service for Cause, the Participant’s violation of material Company policies or breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant. In addition, notwithstanding anything in the Plan to the contrary, any Award Agreement may also provide for the reduction, cancellation, forfeiture or recoupment of an Award (including, without limitation, repayment to the Company of any gain related to the Award), or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the SEC or any national securities exchange or national securities association on which the Common Stock may be traded or under any clawback or similar policy adopted by the Company.

10.2 Termination for Cause.

a) General. Unless otherwise set forth in an Award Agreement or a written employment agreement between a Participant and the Company, if applicable, if a Participant’s employment with the Company or any Subsidiary shall be terminated for Cause, such Participant’s rights, payments and benefits with respect to an Award shall be subject to cancellation, forfeiture and/or recoupment. The Company shall have the power, subject to Section 10.2(b), to determine whether the Participant has been terminated for Cause and the date upon which such termination for Cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which is reasonably likely to constitute the basis for a termination of such Participant’s employment for Cause, the Company may suspend for up to 30 days the Participant’s rights to exercise any option, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which is reasonably likely to constitute the basis for a termination for Cause as provided in this Section 10.2, but, in each case, only to the extent that such action would not result in an acceleration of income or imposition of a tax under Section 409A of the Code. If, subsequent to a Participant’s voluntary termination of employment or involuntary termination of employment without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, the Committee may deem such Participant’s employment to have been terminated for Cause.

b) Definition of “Cause”. For purposes of the Plan and determining the treatment of Awards granted thereunder, unless otherwise provided in an applicable Award Agreement or as set forth in a written employment agreement between a Participant and the Company, “Cause” shall mean: (i) material dishonesty, which is not the result of an inadvertent or innocent mistake, of the Participant with respect to the Company or any Affiliate; (ii) willful misfeasance or nonfeasance of duty by the Participant that is or may be injurious to the Company or any Affiliate, or the reputation, business, or business relationships of the Company or any Affiliate, or any of their respective officers, directors, or employees; (iii) material violation by the Participant of his or her employment agreement; (iv) conviction of the Participant of any felony, any crime involving moral turpitude or any other crime (other than a minor vehicular offense) which could reflect in some material fashion unfavorably upon the Company or any Affiliate; (v) any refusal by the Participant to obey the lawful orders of the Board or any other person to whom the Participant reports or (vi) the Participant’s (A) failure to perform any of his or her fiduciary duties to the Company or any Affiliate, (B) failure to make full disclosure to the Company or any Affiliate of all business opportunities pertaining to their business, (C) acting for his or her own benefit concerning the subject matter of his or her fiduciary relationship with the Company or any Affiliate, or (D) taking any action which he or she knows or should reasonably know would not comply with the law as applicable to his or her employment, including but not limited to the United States Foreign Corrupt Practices Act. No act or failure to act by the Participant shall be considered “willful” if such act is done by the Participant in the good faith belief that such act is or was to be beneficial to the Company and its Affiliates, or such failure to act is due to the Participant’s good faith belief that such action would be materially harmful to the Company and its Affiliates.

11. Restrictions on Transfer. Unless otherwise determined by the Committee, Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided in an applicable Award Agreement, an outstanding Award may become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the a legatee or legatees of such Award under the Participant’s last will, or by the Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. Notwithstanding the foregoing, the Participant may, with the prior written consent of the Committee, make transfers of outstanding Awards to immediate family members or to a trust, the sole beneficiaries of which are the Participant or immediate family members, in each case solely for estate planning purposes, in all instances subject to compliance with any applicable spousal consent requirements and all other applicable laws.

12. General Provisions.

12.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock subject to the Award, the purchase price of the Award (if any), the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of a Qualified Liquidity Event and a termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. An Award Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement.

12.2 Determinations of Service. Subject to applicable law, including without limitation Section 409A of the Code, the Committee shall, in good faith, make all determinations relating to the Service of a Participant with the Company or any Subsidiary in connection with an Award, including, without limitation, with respect to the continuation, suspension or termination of such Service. A Participant’s Service shall not be deemed terminated if the Committee determines that (i) a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a termination of Service, (ii) the Participant transfers between service as an employee and service as a consultant or other personal service provider (or vice versa), or (iii) the Participant transfers between service as an employee and that of a non-employee director (or vice versa). The Committee may determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of Service for purposes of any affected Awards.

12.3 No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason at any time.

12.4 Rights as Shareholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other shareholder or security holder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights. The Committee may determine, in its discretion, the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may require that any certificates or other evidence of ownership be held in escrow by the Company for any shares of Common Stock or cause the shares to be legended in order to comply with the securities laws, the restrictions arising under the Plan or other applicable restrictions. Should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, the Committee may take such steps to restrict transfer of the shares of Common Stock as the Committee reasonably considers necessary or advisable.

12.5 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

12.6 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

12.7 Additional Restrictions. In the event of a change in control, a Qualified Liquidity Event or similar corporate event or a change in capital structure, any Awards that vest or become payable as a result of or in connection with the applicable event or circumstances may be subject to the same terms and conditions applicable to the proceeds realized by the Company or its shareholders in connection therewith (including, without limitation, payment timing and any escrows, indemnities, payment contingencies or holdbacks), as determined by the Committee in its sole discretion, subject to compliance with Section 409A of the Code.

13. Legal Compliance

13.1 Securities Laws.

a) No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. The Committee may in good faith impose such conditions on any shares of Common Stock issuable under the Plan as a result of restrictions under the Securities Act or under the requirements of any exchange upon which such shares of the same class are then listed or of any regulatory agency having jurisdiction over the Company, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to make customary representations and warranties at the time of issuance or transfer, including, without limitation, that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares. Certificates representing Common Stock acquired pursuant to an Award may bear such legends as the Committee may consider appropriate under the circumstances.

b) From the time the Company commences reliance on the exemption from registration provided by Rule 12h-1(f)(1) of the Exchange Act and until the Company ceases such reliance or becomes subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company shall provide to the Award holders the information required to be delivered under Rule 12h-1(f)(1)(vi) of the Exchange Act, as applicable, in accordance with such rule.

13.2 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

13.3 Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. Notwithstanding anything contained herein to the contrary, a Participant shall not be considered to have terminated service with the Company for purposes of any payments under the Plan which are subject to Section 409A of the Code until the Participant has incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under the Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. If any payment or benefit provided to a Participant in connection with his or her separation from service is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and Participant is determined to be a “specified employee” as defined in Section 409A of the Code, then such payment or benefit shall not be paid until the day following the six-month anniversary of the separation from service or, if earlier, on the Participant’s date of death. The Company makes no representation that any or all of the payments described in the Plan will be exempt from or comply with Section 409A of the Code. In no event whatsoever shall the Company or any of its Subsidiaries or Affiliates be liable for any tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or otherwise, or any damages for failing to comply with Section 409A of the Code.

13.4 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be paid by the Participant or withheld from an Award or an amount paid in satisfaction of an Award. Any required withholdings shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. In addition to the methods described in the Plan, the Award Agreement may specify the manner in which the withholding or other tax-related obligation shall be satisfied with respect to the particular type of Award. Without limiting the foregoing, if the Company or any Subsidiary reasonably determines that under the requirements of applicable taxation laws or regulations of any applicable governmental authority it is obliged to withhold for remittance to a taxing authority any amount upon the grant, vesting, or exercise of an Award, the other disposition or deemed disposition by a Participant of an Award or any Common Stock or the provision of any other benefit under the Plan and if the Participant does not provide notice of the applicable withholding method from items (a) through (d) below, the Company or any of its Subsidiaries, may take any steps it considers reasonably necessary in the circumstances in connection therewith, including, without limiting the generality of the foregoing:

a) requiring the Participant to pay the Company or any of its Subsidiaries such amount as the Company or any of its Subsidiaries is obliged to remit to such taxing authority in respect thereof, with any such payment, in any event, being due no later than the date as of which any such amount first becomes included in the gross income of the Participant for tax purposes;

b) to the extent permitted, and subject to rules established by, the Committee, issuing any Common Stock issued pursuant to an Award to an agent on behalf of the Participant and directing the agent to sell a sufficient number of such shares on behalf of the Participant to satisfy the amount of any such withholding obligation, with the agent paying the proceeds of any such sale to the Company or any of its Subsidiaries for this purpose;

c) to the extent permitted, and subject to the rules established by, the Committee, withholding from the Common Stock otherwise issuable pursuant to the exercise or settlement of an Award a number of shares of Common Stock sufficient to satisfy the amount of any such withholding obligation; or

d) to the extent permitted by law and consistent with Section 409A of the Code, deducting the amount of any such withholding obligation from any payment of any kind otherwise due to the Participant.

13.5 No Guarantee of Tax Consequences. Neither the Company, the Board, the Committee nor any other person make any commitment or guarantee that any Federal, state, local or foreign tax treatment will apply or be available to any Participant or any other person hereunder.

13.6 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

13.7 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the Commonwealth of Virginia, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

14. Term; Amendment and Termination.

14.1 Term. The Plan has been adopted by the Board and shall become effective as of the Effective Date. The term of the Plan will be ten years from the date of adoption by the Board, subject to Section 14.2 hereof. Upon a termination of the Plan, Awards shall remain outstanding in accordance with the terms set forth in each applicable Award Agreement.

14.2 Amendment and Termination. The Board may from time to time and in any respect, amend, modify, suspend or terminate the Plan or any Award or Award Agreement hereunder. Notwithstanding the foregoing, no amendment, modification, suspension or termination shall materially and adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. For purposes of this Section 14.2, any action of the Board or the Committee that in any way alters or affects the tax treatment of any award or that the Board determines is necessary to prevent an award from being subject to tax under Section 409A of the Code shall not be considered to materially or adversely affect any Award.